EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated March 15, 2005 on the consolidated financial statements of DynEco Corporation for the years ended December 31, 2004 and 2003 included herein on the registration statement of DynEco Corporation on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 21, 2005